SCHWARTZ INVESTMENT TRUST

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of the date last written on the signature block, to the Custody Agreement, dated as of June 22, 2004, as amended (the "Agreement"), is entered into by and between Schwartz Investment Trust, a business trust organized under the laws of the State of Ohio (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to add an additional series to the Trust; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

schwartz investment trust U.S. BANK, N.A.

By:	/s/ George P. Schwartz	By:	/s/ Anita Zagrodnik

Name:	George P. Schwartz	Name:	Anita Zagrodnik

Title:	President	Title:	Senior Vice President

Date:	4-17-2020	Date:	4/24/2020

AMENDED EXHIBIT C to the Custody Agreement – Schwartz Investment Trust

Fund Names

Separate Series of Schwartz Investment Trust

Name of Series

Schwartz Value Fund

Ave Maria Catholic Values Fund

Ave Maria Growth Fund

Ave Maria Bond Fund

Ave Maria Rising Dividend Fund

Ave Maria Opportunity Fund

Ave Maria World Equity Fund

Ava Maria Focused Fund

AMENDED EXHIBIT C (continued) to the Custody Agreement – Schwartz Investment Trust

Fee Schedule

US Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.	Portfolio Transaction Fees:

	(a)	For each repurchase agreement transaction	$7.00
	(b)	For each portfolio transaction processed through DTC or Federal Reserve	$9.00
	(c)	For each portfolio transaction processd through DTC or Federal Reserve-Advisor affirmed	$7.50
	(d)	Fund of Fund trades Advisor initiated	$12.00
	(e)	Fund of Fund trades Custodian initiated	$20.00
	(f)	For each portfolio transaction processed through our New York custodian	$20.00
	(g)	For each Amortized Security Purchase and Sale	$9.00
	(h)	For each Amortized Security Purchase Prin/Int Paydown	$8.00
	(i)	For each covered call option/future contract written, exercised or expired	$10.00
	(j)	For each Cedel/Euro clear transaction	$80.00
	(k)	For each Disbursement (Fund expenses only)	$5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

II.	Market value Fee- Combined assets of all Funds of the Trust
	Based upon an annual rate of:	Million
	.000075 (3/4 of 1 Basis Point) in First	$50
	.000050 (1/2 of 1 Basis Point) on	Balance

III.	Monthly Minimum Fee-Per Fund $250

IV.	Out-of-Pocket Expenses

The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.	Earnings Credits

On a monthly basis any earnings credit generated from uninvested custody balances will be applied against any cash management service fees generated.

•	US Bank Institutional Custody retains the right to be reimbursed for out-of-pocket expenses including, but not limited to postage, insurance and long distance telephone charges. Other services are available and prices can be supplied upon request.

•	Real Time Internet Access for the client will be provided at no additional charge

AMENDED EXHIBIT C (continued) to the Custody Agreement – Schwartz Investment Trust

This fee schedule is quoted based on exclusive utilization of the First American Money Market Funds, Commercial Paper, Repurchase Agreements or Fed Discount Notes for investment of short-term cash.

US Bank, N.A.

Cash Management Fee Schedule

Services	Unit Cost ($)	Monthly Cost ($)
D.D.A. Account Maintenance		17.00
Deposits	.42
Deposited Items	.119
Checks Paid	.16
Balance Reporting-P.C. Access		50.00	Prior Day Module
		15.00	Per Account
		.07	Per Transaction

		60.00	Current Day Module
		15.00	Per Account
		.07	Per Transaction

ACH Transaction	.105
ACH Monthly Maintenance		60.00
ACH Additions, Deletions, Changes	6.00
ACH Stop Payment	5.00
ACH Debits – Received	.12
ACH Credits Received	.08
Deposited Items Returned	6.00
International items Returned	10.00
NSF Returned Checks	27.50
Stop Payments	27.50
Data Transmission per account		130.00
Drafts Cleared	.18
Lockbox Maintenance		85.00
Lockbox Items Processed	.38
Miscellaneous Lockbox items	.12
Account Reconciliation		60.00
Per Item	.06

Invoicing for Service Charge	15.00
Wires Incoming
Domestic		International
Repetitive	14.00	Repetitive	35.00
Non-repetitive	13.00	Non-Repetitive	40.00

PC-Initiated Wires:
Domestic		International
Repetitive	10.00	Repetitive	25.00
Non-Repetitive	11.00	Non-Repetitive	25.00
Customer Initiated	9.00

Uncollected Charge – US Bancorp Prime Rate as of the first of the month plus 4%. Other available cash management services are priced separately.